Exhibit 10.1

EQT CORPORATION

$440,000,000
1.75% Convertible Senior Notes due 2026

Purchase Agreement

April 23, 2020

J.P. Morgan Securities LLC

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

As Representatives of the
several Initial Purchasers listed
in Schedule 1 hereto

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

EQT Corporation, a Pennsylvania corporation (the “Company”), proposes to issue and sell to the several initial purchasers named in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $440,000,000 principal amount of its 1.75% Convertible Senior Notes due 2026 (the “Convertible Securities”) and, at the option of the Initial Purchasers, up to an additional $60,000,000 principal amount of its 1.75% Convertible Senior Notes due 2026 (the “Option Securities”) if and to the extent that the Initial Purchasers shall have determined to exercise the option to purchase such 1.75% Convertible Senior Notes due 2026 granted to the Initial Purchasers in Section 2 hereof. The Convertible Securities and the Option Securities are herein referred to as the “Notes”. The Company’s common stock, no par value per share, is hereinafter referred to as the “Common Stock”. The Notes will be convertible into cash, shares of Common Stock (the “Underlying Securities”) or a combination of cash and Underlying Securities. The Notes will be issued pursuant to an Indenture to be dated as of April 28, 2020 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Notes, as follows:

1.                  Offering Memorandum and Transaction Information. The Notes will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company has prepared a preliminary offering memorandum dated April 23, 2020 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Notes. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this purchase agreement (this “Agreement”). The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the Disclosure Package (as defined below) and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.

At or prior to the time when sales of the Notes were first made (the “Time of Sale”), the Company had prepared the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto (collectively, the “Disclosure Package”).

In connection with the offering and sale of the Convertible Securities, the Company is separately entering into capped call transactions with certain of the Initial Purchasers (or affiliates thereof) (the “Capped Call Counterparties”) pursuant to separate capped call confirmations (the “Base Capped Call Confirmations”), each to be dated the date hereof, and in connection with any exercise by the Initial Purchasers of their option to purchase any Option Securities, the Company and the Capped Call Counterparties may enter into additional capped call transactions pursuant to additional capped call confirmations (the “Additional Capped Call Confirmations” and, together with the Base Capped Call Confirmations, the “Capped Call Confirmations”), each to be dated the date on which the Initial Purchasers exercise their option to purchase the Option Securities.

2.                  Purchase and Resale of the Notes.

(a)               The Company agrees to issue and sell the Convertible Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Convertible Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 97.250% of the principal amount thereof (the “Purchase Price”), plus accrued interest, if any, from April 28, 2020 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(b)               The Company agrees to issue and sell the Option Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price, plus accrued interest, if any, from April 28, 2020 to the date of payment and delivery.

(c)               If any Option Securities are to be purchased, the principal amount of Option Securities to be purchased by each Initial Purchaser shall be the principal amount of Option Securities which bears the same ratio to the aggregate principal amount of Option Securities being purchased as the principal amount of Convertible Securities set forth opposite the name of such Initial Purchaser in Schedule 1 hereto (or such amount increased in accordance with the provisions of Section 11 hereof) bears to the aggregate principal amount of Convertible Securities being purchased from the Company by the several Initial Purchasers, subject, however, to such adjustments to eliminate Notes in denominations other than $1,000 as the Representatives in their sole discretion shall make.

(d)               The Initial Purchasers may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, during the thirteen-day period beginning on, and including, the Closing Date, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate principal amount of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice, other than a notice delivered prior to the Closing Date requesting delivery on the Closing Date (which shall be given at least one business day prior to the Closing Date), shall be given at least two business days prior to the date and time of delivery specified therein.

(e)               The Company understands that the Initial Purchasers intend to offer the Notes for resale on the terms set forth in the Disclosure Package. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)                 it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii)               it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Notes in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)              it has not sold the Notes, and will not sell the Notes, as part of the initial offering except to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Notes is aware that such sale is being made in reliance on Rule 144A.

(f)                Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 7(f) and 7(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (e) above, and each Initial Purchaser hereby consents to such reliance.

(g)               The Company acknowledges and agrees that the Initial Purchasers may offer and sell Notes to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Notes purchased by it to or through any Initial Purchaser.

(h)               The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, and the Company is capable of evaluating and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, shareholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior written agreements and understandings (whether written or oral) between the Company and the several Initial Purchasers with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Initial Purchasers with respect to any breach or alleged breach of agency or fiduciary duty.

3.                  Payment and Delivery.

(a)               Payment for and delivery of the Notes will be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, 10017, at 10:00 a.m., New York City time, on April 28, 2020, or at such other time or place on the same or such other date, not later than the third business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representatives in the written notice of the Initial Purchasers’ election to purchase such Option Securities. The time and date of such payment for the Convertible Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as an “Additional Closing Date”.

(b)               Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), for the account of the several Initial Purchasers, of global notes representing the Notes purchased by the Initial Purchasers (collectively, the “Global Notes”). The Global Notes will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date or any Additional Closing Date, as the case may be.

4.                  Representations and Warranties of the Company. The Company represents and warrants to each Initial Purchaser that:

(a)               Preliminary Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to any statements in or omissions from the Preliminary Offering Memorandum or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by an Initial Purchaser through the Representatives expressly for use in any Preliminary Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser through the Representatives consists of the information described as such in Section 8(b) hereof.

(b)               Disclosure Package. The Disclosure Package, at or prior to the Time of Sale, did not, and at the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to any statements in or omissions from the Disclosure Package or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by an Initial Purchaser through the Representatives expressly for use in the Disclosure Package, it being understood and agreed that the only such information furnished by any Initial Purchaser through the Representatives consists of the information described as such in Section 8(b) hereof.

(c)               Additional Written Communications. Other than the Preliminary Offering Memorandum and the Offering Memorandum, the Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to (x) any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) a “Company Additional Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Disclosure Package, and (iv) each electronic road show and any other written communications approved in writing in advance by the Representatives, in each case used in accordance with Section 5(c) or (y) any general solicitation. Each such Company Additional Written Communication does not conflict with the information contained in the Disclosure Package, and when taken together with the Disclosure Package, did not, and at the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to any statements in or omissions from any Company Additional Written Communication or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by an Initial Purchaser through the Representatives expressly for use in a Company Additional Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser through the Representatives consists of the information described as such in Section 8(b) hereof.

(d)               Offering Memorandum. As of the date of the Offering Memorandum and as of the Closing Date and as of any Additional Closing Date, as the case may be, the Offering Memorandum does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to any statements in or omissions from the Offering Memorandum or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by an Initial Purchaser through the Representatives expressly for use in the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser through the Representatives consists of the information described as such in Section 8(b) hereof.

(e)               Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum or the Disclosure Package and any amendments thereto (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) when read together with the other information in the Disclosure Package, at the Time of Sale, and when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                Financial Statements. The financial statements of the Company and the related notes thereto included or incorporated by reference in the Disclosure Package and the Offering Memorandum comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby except as may be expressly stated in the related notes thereto; the other financial information pertaining to the Company included or incorporated by reference in the Disclosure Package and the Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and as required by the Securities Act.

(g)               No Material Adverse Change. Since the respective dates as of which information is given in the Disclosure Package, (i) there has not been any material change in the capital stock or any change in the long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as otherwise disclosed or contemplated in the Disclosure Package; and (ii) except as set forth or contemplated in the Disclosure Package, neither the Company nor any of its subsidiaries has entered into any transaction or agreement material to the Company and its subsidiaries, taken as a whole, other than in the ordinary course of business.

(h)               Organization. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate or other) to own its properties and conduct its business as described in the Disclosure Package and the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(i)                 Subsidiaries. Each of the Company’s subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of organization, with power and authority (corporate or other) to own its properties and conduct its business as described in the Disclosure Package and the Offering Memorandum, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; and all the outstanding shares of capital stock or equivalent equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except in the case of foreign subsidiaries or directors’ qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

(j)                 Capitalization. All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Disclosure Package and the Offering Memorandum (including, for the avoidance of doubt, the offer and sale of shares of Common Stock in accordance with the Company’s benefit and compensation plans and the Company’s 2009 Dividend Reinvestment and Stock Purchase Plan), there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Offering Memorandum.

(k)               Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Indenture, the Notes and the Capped Call Confirmations (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Disclosure Package and the Offering Memorandum has been duly and validly taken.

(l)                 Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m)              The Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (collectively, the “Enforceability Exceptions”).

(n)               The Notes. The Notes have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the Enforceability Exceptions; the Notes, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, will rank pari passu with all Notes (as defined in the Indenture) issued and to be issued under the Indenture and all other unsecured debt of the Company which is not expressly subordinated; and the Notes and the Indenture will conform to the description thereof in the Disclosure Package and the Offering Memorandum.

(o)               The Underlying Securities. Upon issuance and delivery of the Notes in accordance with this Agreement and the Indenture, the Notes will be convertible, at the option of the holder thereof, into cash, shares of the Underlying Securities, or a combination of cash and Underlying Securities, in accordance with the terms of the Notes; the Underlying Securities reserved for issuance upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights; and the Underlying Securities will conform to the description thereof in the Disclosure Package and the Offering Memorandum.

(p)               No Violation or Default. Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which would not, individually and in the aggregate, reasonably be likely to have a Material Adverse Effect; neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation or in default under their respective Articles of Incorporation or By-Laws (or equivalent organizational documents) or any applicable law or statute or any order, rule or regulation of any court or regulatory authority having jurisdiction over the Company, its subsidiaries or any of their respective properties; the issue and sale of the Notes (including the issuance of the Underlying Securities upon conversion thereof) and the performance by the Company of all the provisions of its obligations under the Notes, the Indenture, this Agreement and the Capped Call Confirmations and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for violations and defaults which would not, individually and in the aggregate, reasonably be likely to have a Material Adverse Effect, nor will any such action result in any violation of the provisions of their respective Articles of Incorporation or By-Laws (or equivalent organizational documents) or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties.

(q)               No Consents. No consent, approval, authorization, order, license, filing, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Notes (including the issuance of the Underlying Securities upon conversion thereof) or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Capped Call Confirmations, other than (i) such consents, approvals, authorizations, orders, licenses, filings, registrations or qualifications that have been obtained or made by the Company and are in full force under the Securities Act, (ii) as may be required under state securities laws in connection with the purchase and distribution of the Notes by the Initial Purchasers in connection with the issuance and sale of the Notes or (iii) consents that, if not obtained, would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement, the Indenture or the Capped Call Confirmations or perform its obligations under this Agreement, the Indenture or the Capped Call Confirmations.

(r)                Legal Proceedings. Other than as set forth or contemplated in the Disclosure Package and the Offering Memorandum, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is or may be subject which would individually or in the aggregate reasonably be likely to have a Material Adverse Effect and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(s)                Property. Except as described in the Disclosure Package and the Offering Memorandum and except to the extent that failure of the following to be true, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect, (i) the Company and its subsidiaries have good and indefeasible title to all items of real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects; and (ii) any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries.

(t)                 Investment Company Act. The Company is not and, after giving effect to (i) the offering and sale of the Notes and application of proceeds therefrom, and (ii) the transactions contemplated by the Capped Call Confirmations, will not be an “investment company” or entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(u)               Taxes. Except to the extent that any such failures or deficiencies would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, (i) the Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed and have paid all taxes due other than taxes that are being contested in good faith and with respect to which adequate reserves have been established in accordance with generally accepted accounting principles in the United States and (ii) except as disclosed in the Disclosure Package and the Offering Memorandum, there is no tax deficiency which has been asserted or threatened in writing against the Company or any of its subsidiaries.

(v)               Conduct of Business. Each of the Company and its subsidiaries possesses all licenses, permits, certificates of need, patents, consents, orders, approvals and other authorizations from all federal, state, local or foreign governments or regulatory agencies or bodies (collectively, “Governmental Licenses”) necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as conducted as of the date hereof, except where the failure to so possess would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any actual notice of any proceeding, relating to the revocation or modification of any such Governmental License, except as described in the Disclosure Package and the Offering Memorandum; each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of their respective business as conducted as of the date hereof, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission adopted pursuant thereto as such rules and regulations currently apply to the Company and its subsidiaries, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(w)             Environmental Compliance. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and environmental safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as described in the Disclosure Package and the Offering Memorandum or where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, and (iv) are not aware of any administrative or judicial action being contemplated by governmental authorities with respect to the Company or its subsidiaries relating to Environmental Laws, except as described in the Disclosure Package and the Offering Memorandum or where such action would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; neither the Company nor any of its subsidiaries are subject to any consent decree or compliance or administrative order issued pursuant to, or are the subject of any pending investigation or litigation under, applicable Environmental Laws except for such actions, decrees, orders or investigations which are described in the Disclosure Package or the Offering Memorandum or do not and are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect; and except as described in the Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries is a party to a governmental proceeding, or will become a party to a governmental proceeding that is known by the Company to be contemplated, arising under any Environmental Law which the Company reasonably believes involves monetary sanctions, exclusive of interests and costs, of $100,000 or more.

(x)               Environmental Costs. In the ordinary course of business, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); and, on the basis of such review, the Company has concluded that such associated costs and liabilities would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, except as described or contemplated in the Disclosure Package and the Offering Memorandum.

(y)               No Labor Disputes. There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(z)               Employee Benefits. Except as described in the Disclosure Package and the Offering Memorandum and except as would not reasonably be likely to have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been established and maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure by any such plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, except as described in the Disclosure Package and the Offering Memorandum.

(aa)            No Unlawful Payment. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(bb)           Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc)            No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee or affiliate of the Company or any of its subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(dd)           Disclosure Controls. The Company and its subsidiaries have established and maintain “disclosure controls and procedures” (as is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(ee)            Accounting Controls. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and its subsidiaries’ internal accounting controls are effective and neither the Company nor any of its subsidiaries is aware of any material weakness in their internal accounting controls.

(ff)              XBRL. The interactive data in eXtensible Business Reporting Language incorporated by reference into the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg)           Cybersecurity; Data Protection. The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are, in the Company’s reasonable belief, adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted. To the Company’s knowledge, the IT systems are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personally identifiable information and sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability, and there are no incidents under internal review or investigation relating to the same, except for those that would reasonably be expected to be able to remedied without material cost or liability. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(hh)           Rule 144A Eligibility. On the Closing Date, and any Additional Closing Date, as the case may be, the Notes will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Disclosure Package, as of or prior to the time when sales of the Notes were first made, and the Offering Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Notes, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(ii)              No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent (other than the Initial Purchasers, as to which no representation is made), sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.

(jj)              No General Solicitation. None of the Company or any of its respective affiliates or any other person acting on their behalf (other than the Initial Purchasers, as to which no representation is made) has solicited offers for, or offered or sold, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D without the prior written consent of the Representatives or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(kk)            No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes in violation of the Exchange Act or other applicable law, it being understood and agreed that any action of the Initial Purchasers or their affiliates or any person acting on their behalf shall not constitute an action by the Company.

(ll)              Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Disclosure Package and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm)         Capped Call Confirmations. The Capped Call Confirmations have been duly authorized by the Company and, when executed and delivered by the Company, will constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and the Capped Call Confirmations will conform to the descriptions thereof in the Disclosure Package and the Offering Memorandum.

5.                  Further Agreements of the Company. The Company covenants and agrees with each Initial Purchaser that:

(a)               Delivery of Copies. The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any of the Disclosure Package, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

(b)               Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Disclosure Package or the Offering Memorandum and prior to the completion of the initial offering of the Notes, before filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representatives reasonably object.

(c)               Additional Written Communications. Before making, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not make, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object.

(d)               Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Disclosure Package, any Issuer Written Communication or the Offering Memorandum or, to the extent that it has knowledge thereof, the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence or development of any event at any time prior to the completion of the initial offering of the Notes as a result of which any of the Disclosure Package, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Disclosure Package, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or, to the extent that it has knowledge thereof, the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Disclosure Package, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Notes and, if any such order is issued, will use its reasonable best efforts to obtain as soon as reasonably practicable the withdrawal thereof.

(e)               Ongoing Compliance of the Offering Memorandum and Disclosure Package. (1) If at any time prior to the completion of the initial offering of the Notes (i) any event or development shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which any of the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Disclosure Package to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Disclosure Package as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

(f)                Blue Sky Compliance. The Company will reasonably cooperate with the Representatives to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Notes; provided, that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)               Lock-Up. For a period of 45 days after the date of this Agreement (the “Lock-Up Period”), the Company will not, without the prior written consent of J.P. Morgan Securities LLC, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce the intention to do any of the foregoing, without the prior written consent of the Representatives, except for (i) the offer and sale of the Notes as contemplated by this Agreement and any shares of Common Stock issuable upon conversion of the Notes, (ii) issuance of Common Stock upon (v) exercise of options, (w) settlement of performance share units, (x) vesting of restricted shares, (y) vesting of shares issued at the election of a participant or as a matching contribution under employee 401(k) plans, (z) the vesting of deferred stock units, and (aa) settlement of phantom units and (bb) elections under employee stock purchase programs, in each case, granted under the Company’s benefit and compensation plans as in effect on the date of this Agreement and described in the Offering Memorandum, provided that any Common Stock received upon such exercise, settlement or vesting by any director or officer listed in Annex D hereto shall be subject to the Lock-Up Agreement described in Section 7(m), (iii) the issuance of Common Stock, restricted stock, stock options, performance share units, phantom units, or other stock performance awards under the Company’s benefit and compensation plans as in effect on the date of this Agreement and described in the Offering Memorandum or under the EQT Corporation 2020 Long-Term Incentive Plan, as described in the offering memorandum, provided that any such awards do not specifically, by their terms, vest during the Lock-Up Period, (iv) the offer and sale of shares of Common Stock in accordance with the Company’s 2009 Dividend Reinvestment and Stock Purchase Plan as in effect on the date of this Agreement and described in the Offering Memorandum and (v) the entrance into, and performance of any obligations under, the Capped Call Confirmations.

(h)               Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes as described in the Disclosure Package and the Offering Memorandum under the heading “Use of Proceeds”.

(i)                 No Stabilization. The Company has not taken, in connection with the offering of the Notes, and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(j)                 Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Notes. The Company will use its reasonable best efforts to cause the Underlying Securities to be listed on the New York Stock Exchange (the “Exchange”).

(k)                Supplying Information. While the Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish within a commercially reasonable period of time to holders of the Notes and prospective purchasers of the Notes designated by such holders, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(l)                 DTC. The Company will assist the Initial Purchasers in arranging for the Global Notes to be eligible for clearance and settlement through the Depositary.

(m)               No Resales by the Company. During the period from the Closing Date until one year after the Closing Date or any Additional Closing Date, if applicable, the Company will not, and will not permit any of its respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(n)                No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent (other than the Initial Purchasers or any person acting on their behalf, as to which no representation is made), sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.

(o)                No General Solicitation. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers or any person acting on their behalf, as to which no covenant is given) will solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D without the prior written consent of the Representatives or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

6.                  Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Notes other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Disclosure Package or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 5(c) above (including any electronic road show) or 4(o) above, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in the Disclosure Package or the Offering Memorandum. Each Initial Purchaser hereby represents and agrees that it has not solicited, and will not solicit, offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

7.                  Conditions of Initial Purchasers’ Obligations. The obligation of the several Initial Purchasers to purchase Convertible Securities on the Closing Date or the Option Securities on any Additional Closing Date, as the case may be, as provided herein are subject to the performance by the Company of its respective covenants and other obligations hereunder and to the following additional conditions:

(a)               Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or any Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be.

(b)               No Downgrade. Subsequent to the Execution Time, (i) no downgrading shall have occurred in the rating accorded the Notes or any other debt securities or preferred stock issued by the Company by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act); and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock issued by the Company (other than an announcement with positive implications of a possible upgrading).

(c)               No Material Adverse Change. Subsequent to the Execution Time, no event or condition of a type described in Section 4(g) hereof shall have occurred or shall exist, which event or condition is not described in the Disclosure Package and the Offering Memorandum (excluding any amendment or supplement thereto or any document filed with the Commission after the date hereof and incorporated by reference therein) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement and the Disclosure Package and the Offering Memorandum.

(d)               Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Disclosure Package and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in paragraphs (a) and (b) of Section 4 hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a) through (c) above.

(e)               Comfort Letters; CAO Certificate. (i) On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers in private offerings with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the Disclosure Package and the Offering Memorandum; provided, that the letter delivered on the Closing Date or any Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(ii)              On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, of its chief accounting officer with respect to certain financial data contained in the Disclosure Package and the Offering Memorandum, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(f)                Opinions of Counsel for the Company. Each of Kirkland & Ellis LLP and Morgan, Lewis & Bockius LLP, as counsel for the Company and at the request of the Company, and the General Counsel of the Company shall have furnished to the Representatives, their written opinions dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Initial Purchaser, substantially in the forms attached as Annex C hereto.

(g)               Opinion of Counsel for the Initial Purchasers. The Representatives shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, an opinion of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)               No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Notes, and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, prevent the issuance or sale of the Notes.

(i)                 Good Standing. The Representatives shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company, EQT Capital Corporation, EQT Investments Holdings, LLC, EQT Production Company and EQT Gathering LLC in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j)                 The Depositary. The Notes shall be eligible for clearance and settlement through the Depositary, Clearstream Banking and the Euroclear System.

(k)               Reserve Letters. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, Ryder Scott Company, L.P. shall have furnished to the Initial Purchasers a reserve report confirmation letter, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in such letters to initial purchasers with respect to the reserve and other operational information of the Company contained or incorporated by reference in the Preliminary Offering Memorandum, the Disclosure Package and the Offering Memorandum.

(l)                 Exchange Listing. As of the Closing Date or any Additional Closing Date, as the case may be, the Exchange shall have not objected to the listing of the Underlying Securities.

(m)             Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(n)               Additional Documents. On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(o)             Capped Call Confirmations. The Company shall have executed and delivered the Capped Call Confirmations, in form and substance reasonably satisfactory to the Representatives, the Capped Call Confirmations shall be in full force and effect, and the Company shall not be in breach or default thereunder.

All opinions, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if there are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8.                  Indemnification and Contribution.

(a)               Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, the Disclosure Package, the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in the Company Additional Written Communication, the Disclosure Package, the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only information furnished by any Initial Purchaser through the Representatives consists of the information described as such in Section 8(b) hereof.

(b)               Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in the Company Additional Written Communication, the Disclosure Package, the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: the information contained in the fourth paragraph, the fourth and fifth sentences of the ninth paragraph and the tenth paragraph under the caption “Plan of distribution.”

(c)               Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representatives and any such separate firm for the Company and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)               Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Notes. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)               Limitation on Liability. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Notes exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

9.                  Effectiveness of Agreement. This Agreement shall become effective as of the date first written above (the “Execution Time”).

10.              Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the Execution Time and prior to the Closing Date or, in the case of the Option Securities, prior to any Additional Closing Date (i) trading generally shall have been suspended or materially limited on the Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) there shall have occurred a material disruption of securities settlement or clearance services; (iv) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Offering Memorandum.

11.              Defaulting Initial Purchaser.

(a)               If, on the Closing Date or any Additional Closing Date, any Initial Purchaser defaults on its obligation to purchase the Notes that it has agreed to purchase hereunder on such date, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Notes on such terms. If other persons become obligated or agree to purchase the Notes of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date or the applicable Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Disclosure Package, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Disclosure Package or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.

(b)               If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased on the Closing Date or any such Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate principal amount of all the Notes to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)               If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased on the Closing Date or any such Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to such Additional Closing Date, the obligation of the Initial Purchasers to purchase Notes on such Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d)               Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.

12.                Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder and under the Capped Call Confirmations, including, without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing of the Preliminary Offering Memorandum, the Disclosure Package, any Company Written Communication and the Offering Memorandum, and all amendments and supplements thereto, and the distribution thereof; (iii) the costs of reproducing and distributing each of the documents relating to this offering; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Survey (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Notes; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Notes for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors and (x) all other fees, costs and expenses related to the listing of the Underlying Securities on the Exchange.

(b)               If (i) this Agreement is terminated pursuant to Section 10 prior to the Closing Date or the Additional Closing Date, as the case may be, (ii) the Company for any reason fails to tender the Notes for delivery to the Initial Purchasers on the Closing Date or the Additional Closing Date, as the case may be, or (iii) the Initial Purchasers decline to purchase the Notes for any reason permitted under this Agreement on the Closing Date or the Additional Closing Date, as the case may be, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby. Otherwise, the Initial Purchasers shall pay their own expenses, including the fees and expenses of their counsel.

13.                Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

14.                Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

15.                Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; for the avoidance of doubt, “subsidiary” does not include Equitrans Midstream Corporation or its subsidiaries.

16.               Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

17.                Miscellaneous.

(a)               Authority of the Representatives. Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

(b)               Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representatives, c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (Fax: (212) 622-8358); c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133); and c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: IBCM-Legal (Fax: (212) 325-4296). Notices to the Company shall be given to EQT Corporation, EQT Plaza, 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222 (Fax: 412-553-5970); Attention: William E. Jordan, Executive Vice President and General Counsel.

(c)               Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)               Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e)               Entire Agreement and Counterparts. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be legally valid, effective and enforceable for all purposes.

(f)                Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)               Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(h)               Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18.                Recognition of U.S. Special Resolution Regimes.

(a)               In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b).

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

EQT CORPORATION

By:	/s/ David M. Khani
	Name:	David M. Khani
	Title:	Chief Financial Officer

Accepted: As of the date first written above

For themselves and on behalf of the
several Initial Purchasers listed
in Schedule 1 hereto.

J.P. Morgan Securities LLC

By	/s/ Michael Johnson
Authorized Signatory

Barclays Capital Inc.

By	/s/ Paul Robinson
Authorized Signatory

Credit Suisse Securities (USA) LLC

By	/s/ Derek Deas
Authorized Signatory